Phillips Edison & Company Reports
First Quarter 2022 Results and Raises Guidance Midpoint

CINCINNATI - May 5, 2022 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, reported net income attributable to stockholders of $10.1 million, or $0.09 per diluted share, for the three months ended March 31, 2022.

Highlights for the First Quarter Ended March 31, 2022
•Nareit FFO totaled $67.1 million, or $0.52 per diluted share
•Core FFO totaled $72.6 million, or $0.56 per diluted share
•Same-center NOI increased 6.8% versus the first quarter ended March 31, 2021
•Leased portfolio occupancy as of March 31, 2022 was 96.2%
•Comparable new and renewal rent spreads were 34.0% and 14.7%, respectively
•Acquired three grocery-anchored shopping centers for $100.4 million during the quarter
•Net debt to annualized adjusted EBITDAre was 5.7x compared to 5.6x at December 31, 2021

Management Commentary
“We are off to a strong start in 2022,” stated Jeff Edison, chairman and chief executive officer of PECO. “Our team is firing on all cylinders and continues to work hard to deliver excellent results. We achieved robust same-center NOI growth of 6.8%, executed leases with combined new and renewal lease spreads of 18.7%, and expanded our portfolio by acquiring over $100 million of grocery-anchored real estate.”
“Our results for the first quarter are what give us the confidence to raise the low end of our guidance for 2022 Core FFO per share from $2.16 to $2.18 while reaffirming the high end of $2.24.”

Financial Results for the First Quarter Ended March 31, 2022
Net Income
First quarter 2022 net income attributable to stockholders totaled $10.1 million, or $0.09 per diluted share, compared to net income of $0.1 million, or $0.00 per diluted share, during the first quarter of 2021.

Nareit FFO
First quarter 2022 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 49.1% to $67.1 million, or $0.52 per diluted share, from $45.0 million, or $0.42 per diluted share, during the first quarter of 2021.
The increase was driven by an increase in rental income, improvement in collections, as well as a reduction in non-cash expense as a result of the final settlement of the earn-out liability with the issuance of 1.6 million OP units in January 2022.

Core FFO
First quarter 2022 core funds from operations (“Core FFO”) increased 14.2% to $72.6 million, or $0.56 per diluted share, compared to $63.6 million, or $0.59 per diluted share, during the first quarter of 2021.
Results were driven by increased occupancy, improved collections, lower interest costs, and the expansion of the Company’s portfolio. The decrease in the per diluted share metrics was due to an increase in the share count of 18% as a result of PECO’s July 2021 underwritten IPO.

Same-Center NOI
First quarter 2022 same-center net operating income (“NOI”) increased 6.8% to $89.8 million compared to $84.1 million during the first quarter of 2021.

Results were driven by an increase in occupancy, improved average base rent per square foot, higher recovery rates, and stronger collections compared to 2021.

Portfolio Overview for the First Quarter Ended March 31, 2022
Portfolio Statistics
As of March 31, 2022, PECO’s wholly-owned portfolio consisted of 269 properties, totaling approximately 30.8 million square feet, located in 31 states. This compared to 278 properties, totaling approximately 31.3 million square feet, located in 31 states as of March 31, 2021.
Leased portfolio occupancy increased to 96.2% at March 31, 2022 compared to 94.8% at March 31, 2021.
Anchor occupancy totaled 98.1% compared to 97.3% at March 31, 2021, and inline occupancy totaled 92.6% compared to 89.8% at March 31, 2021.

Leasing Activity
During the first quarter of 2022, 244 leases (new, renewal, and options) were executed totaling 0.8 million square feet. This compared to 316 leases executed totaling 1.4 million square feet during the first quarter of 2021.
Comparable rent spreads during the first quarter of 2022, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 34.0% for new leases, 14.7% for renewal leases (excluding options), and 18.7% combined (new and renewal leases only).

Acquisition & Disposition Activity
During the first quarter of 2022, three properties were acquired for $100.4 million. During the same period, two properties were sold for $13.3 million. First quarter 2022 grocery-anchored shopping center acquisitions included:
•Cascades Overlook, anchored by Harris Teeter, in Sterling, Virginia, part of the Washington D.C.-Arlington MSA;
•Oak Meadows, anchored by Randalls in Georgetown, Texas, near Austin; and
•Shoppes at Avalon, anchored by Publix in Spring Hill, Florida, part of the Tampa MSA.

Balance Sheet Highlights as of March 31, 2022
As of March 31, 2022, PECO had $462.4 million of total liquidity, comprised of $17.5 million of cash, cash equivalents, and restricted cash, plus $444.9 million of borrowing capacity available on its $500 million revolving credit facility.
PECO’s net debt to annualized adjusted EBITDAre was 5.7x, compared to 5.6x at December 31, 2021.
PECO’s outstanding debt had a weighted-average interest rate of 3.2%, a weighted-average maturity of 5.1 years, and 96.3% of its total debt was fixed-rate debt.
On February 9, 2022, PECO’s Board of Directors (the “Board”) authorized a new $250 million ATM stock offering program. The establishment of the ATM is expected to improve PECO’s access to the equity capital markets.

Monthly Stockholder Distributions
For the three months ended March 31, 2022, total distributions of $35.3 million were paid to common stockholders and OP unit holders. Distributions paid in January, February, and March were each $0.09 per share. Subsequent to the quarter end, distributions of $0.09 per share were paid in April and May. PECO has paid, and plans to continue to pay, distributions monthly.
Subsequent to the quarter end, the Board authorized monthly distributions of $0.09 per share payable in June 2022, July 2022, and August 2022 to stockholders of record at the close of business on May 16, 2022, June 15, 2022, and July 15, 2022, respectively.

Updated 2022 Guidance
PECO has updated certain components of its guidance for the year ending December 31, 2022, and the Company is reaffirming its guidance on net acquisitions. The 2022 guidance has been updated to reflect the following:
•Strong new and renewal leasing spreads;
•Accelerated timing of acquisition activity for the year; and
•Anticipated increases in borrowing costs.

	Updated Full Year 2022 Guidance	Initial Full Year 2022 Guidance
Net income per share	$0.29 - $0.35	$0.29 - $0.35
Nareit FFO per share	$2.07 - $2.13	$2.05 - $2.12
Core FFO per share	$2.18 - $2.24	$2.16 - $2.24
Same-Center NOI growth	3.25% - 4.0%	3.0% - 4.0%
Full Year 2022 Guidance
Acquisitions (net of dispositions)	$300 - $400 million
The following table provides a reconciliation of the range of the Company's 2022 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income	$0.29	$0.35
Depreciation and amortization of real estate assets	1.77	1.78
Gain on sale of real estate assets	(0.01)	(0.02)
Adjustments related to unconsolidated joint ventures	0.02	0.02
Nareit FFO	$2.07	$2.13
Depreciation and amortization of corporate assets	0.03	0.03
Change in fair value of earn-out liability	0.01	0.01
Loss on extinguishment of debt, net	0.02	0.02
Transactions and other	0.05	0.05
Core FFO	$2.18	$2.24

Conference Call Details
PECO plans to host a conference call and webcast on Friday, May 6, 2022 at 12:00 p.m. Eastern Time to discuss these results. Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host the presentation.
Date: Friday, May 6, 2022
Time: 12:00 p.m. Eastern Time
Toll-Free Dial-In Number: (844) 691-1115
International Dial-In Number: (929) 517-0921
Conference ID: 1043799
Webcast link: https://edge.media-server.com/mmc/p/72oawzy8

A webcast replay will be available approximately one hour after the conclusion of the call using the Webcast link above.

For more information on the Company’s financial results, please refer to the Company’s Form 10-Q, filed with the SEC on May 5, 2022 and available on the SEC’s website at www.sec.gov.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2022 AND DECEMBER 31, 2021
(Condensed and Unaudited)
(In thousands, except per share amounts)

	March 31, 2022	December 31, 2021
ASSETS
Investment in real estate:
Land and improvements	$1,611,991	$1,586,993
Building and improvements	3,423,548	3,355,433
In-place lease assets	460,127	452,504
Above-market lease assets	69,187	68,736
Total investment in real estate assets	5,564,853	5,463,666
Accumulated depreciation and amortization	(1,161,965)	(1,110,426)
Net investment in real estate assets	4,402,888	4,353,240
Investment in unconsolidated joint ventures	30,491	31,326
Total investment in real estate assets, net	4,433,379	4,384,566
Cash and cash equivalents	5,063	92,585
Restricted cash	12,406	22,944
Goodwill	29,066	29,066
Other assets, net	153,720	138,050
Real estate investments and other assets held for sale	6,547	1,557
Total assets	$4,640,181	$4,668,768

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,876,208	$1,891,722
Below-market lease liabilities, net	107,869	107,526
Earn-out liability	—	52,436
Derivative liabilities	2,217	24,096
Deferred income	21,941	19,145
Accounts payable and other liabilities	94,079	97,229
Liabilities of real estate investments held for sale	198	288
Total liabilities	2,102,512	2,192,442
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and
outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 650,000 shares authorized, 113,819 and 19,550
shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	1,138	196
Class B common stock, $0.01 par value per share, 350,000 shares authorized, zero and 93,665
shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	—	936
Additional paid-in capital	3,276,151	3,264,038
Accumulated other comprehensive loss	(160)	(24,819)
Accumulated deficit	(1,111,673)	(1,090,837)
Total stockholders’ equity	2,165,456	2,149,514
Noncontrolling interests	372,213	326,812
Total equity	2,537,669	2,476,326
Total liabilities and equity	$4,640,181	$4,668,768

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Condensed and Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues:
Rental income	$138,748	$127,623
Fees and management income	2,461	2,286
Other property income	954	472
Total revenues	142,163	130,381
Operating Expenses:
Property operating	23,320	22,202
Real estate taxes	17,491	16,573
General and administrative	11,532	9,341
Depreciation and amortization	57,226	55,341
Impairment of real estate assets	—	5,000
Total operating expenses	109,569	108,457
Other:
Interest expense, net	(18,199)	(20,063)
Gain on disposal of property, net	1,368	13,841
Other expense, net	(4,365)	(15,585)
Net income	11,398	117
Net income attributable to noncontrolling interests	(1,319)	(14)
Net income attributable to stockholders	$10,079	$103
Earnings per share of common stock:
Net income per share attributable to stockholders - basic and diluted	$0.09	$0.00

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three months ended March 31, 2022 and 2021, Same-Center NOI represents the NOI for the 256 properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2020, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO Attributable to Stockholders and OP Unit Holders in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO Attributable to Stockholders and OP Unit Holders to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in the Company’s investments in its unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company has included the calculation of EBITDAre to better align with publicly traded REITs. The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares Same-Center NOI (in thousands):

	Three Months Ended March 31,		Favorable (Unfavorable)
	2022	2021	$ Change	% Change
Revenues:
Rental income(1)	$94,626	$89,824	$4,802
Tenant recovery income	31,481	30,172	1,309
Reserves for uncollectibility(2)	(770)	(1,546)	776
Other property income	747	462	285
Total revenues	126,084	118,912	7,172	6.0%
Operating expenses:
Property operating expenses	19,813	18,751	(1,062)
Real estate taxes	16,457	16,033	(424)
Total operating expenses	36,270	34,784	(1,486)	(4.3)%
Total Same-Center NOI	$89,814	$84,128	$5,686	6.8%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or the Company deems it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.
Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended March 31,
	2022	2021
Net income	$11,398	$117
Adjusted to exclude:
Fees and management income	(2,461)	(2,286)
Straight-line rental income(1)	(1,809)	(1,422)
Net amortization of above- and below-market leases	(1,002)	(838)
Lease buyout income	(1,965)	(797)
General and administrative expenses	11,532	9,341
Depreciation and amortization	57,226	55,341
Impairment of real estate assets	—	5,000
Interest expense, net	18,199	20,063
Gain on disposal of property, net	(1,368)	(13,841)
Other expense, net	4,365	15,585
Property operating expenses related to fees and management income	1,070	816
NOI for real estate investments	95,185	87,079
Less: Non-same-center NOI(2)	(5,371)	(2,951)
Total Same-Center NOI	$89,814	$84,128
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Nareit Funds from Operations and Core Funds from Operations—The following table presents the Company’s calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended March 31,
	2022	2021
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income	$11,398	$117
Adjustments:
Depreciation and amortization of real estate assets	56,320	54,341
Impairment of real estate assets	—	5,000
Gain on disposal of property, net	(1,368)	(13,841)
Adjustments related to unconsolidated joint ventures	705	(637)
Nareit FFO attributable to stockholders and OP unit holders	$67,055	$44,980
Calculation of Core FFO
Nareit FFO attributable to stockholders and OP unit holders	$67,055	$44,980
Adjustments:
Depreciation and amortization of corporate assets	906	1,000
Change in fair value of earn-out liability	1,809	16,000
Transaction and acquisition expenses	2,045	141
Loss on extinguishment or modification of debt and other, net	900	691
Amortization of unconsolidated joint venture basis differences	44	746
Realized performance income	(196)	—
Core FFO	$72,563	$63,558

Nareit FFO Attributable to Stockholders and OP Unit Holders/Core FFO per Diluted Share
Weighted-average shares of common stock outstanding - diluted(1)	128,503	106,995
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.52	$0.42
Core FFO per share - diluted	$0.56	$0.59
(1)Restricted stock awards were dilutive to Nareit FFO Attributable to Stockholders and OP Unit Holders per share and Core FFO per share for the three months ended March 31, 2022 and 2021, and, accordingly, their impact was included in the weighted-average shares of common stock used in their respective per share calculations.

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2022	2021	2021
Calculation of EBITDAre
Net income	$11,398	$117	$17,233
Adjustments:
Depreciation and amortization	57,226	55,341	221,433
Interest expense, net	18,199	20,063	76,371
Gain on disposal of property, net	(1,368)	(13,841)	(30,421)
Impairment of real estate assets	—	5,000	6,754
Federal, state, and local tax expense	97	166	327
Adjustments related to unconsolidated joint ventures	1,019	1,132	1,431
EBITDAre	$86,571	$67,978	$293,128
Calculation of Adjusted EBITDAre
EBITDAre	$86,571	$67,978	$293,128
Adjustments:
Change in fair value of earn-out liability	1,809	16,000	30,436
Transaction and acquisition expenses	2,045	141	5,363
Amortization of unconsolidated joint venture basis differences	44	746	1,167
Realized performance income	(196)	—	(675)
Adjusted EBITDAre	$90,273	$84,865	$329,419

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of March 31, 2022 allows it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of March 31, 2022 and December 31, 2021 (in thousands):

	March 31, 2022	December 31, 2021
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$1,924,988	$1,941,504
Less: Cash and cash equivalents	5,507	93,109
Total net debt	$1,919,481	$1,848,395

Enterprise value:
Net debt	$1,919,481	$1,848,395
Total equity market capitalization(1)(2)	4,414,266	4,182,996
Total enterprise value	$6,333,747	$6,031,391
(1)Total equity market capitalization is calculated as diluted shares multiplied by the closing market price per share, which includes 128.4 million and 126.6 million diluted shares as of March 31, 2022 and December 31, 2021, respectively, and the closing market price per share of $34.39 and $33.04 as of March 31, 2022 and December 31, 2021, respectively.
(2)Fully diluted shares include common stock and OP units as of March 31, 2022 and Class B common stock, common stock, and OP units as of December 31, 2021.
The following table presents the calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of March 31, 2022 and December 31, 2021 (dollars in thousands):

	March 31, 2022	December 31, 2021
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,919,481	$1,848,395
Adjusted EBITDAre - annualized(1)	334,827	329,419
Net debt to Adjusted EBITDAre - annualized	5.7x	5.6x

Net debt to total enterprise value:
Net debt	$1,919,481	$1,848,395
Total enterprise value	6,333,747	6,031,391
Net debt to total enterprise value	30.3%	30.6%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”), an internally-managed REIT, is one of the nation’s largest owners and operators of grocery-anchored shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Ahold Delhaize, and Albertsons. As of March 31, 2022, PECO manages 290 shopping centers, including 269 wholly-owned centers comprising 30.8 million square feet across 31 states, and 21 shopping centers owned in two institutional joint ventures. PECO is exclusively focused on creating great omni-channel grocery-anchored shopping experiences and improving communities, one shopping center at a time.

PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, the COVID-19 pandemic; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of inflation on the Company and on its tenants. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2021 Annual Report on Form 10-K, filed with the SEC on February 16, 2022, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Phillips Edison & Company, Inc.
Stephanie Hout, Director of Investor Relations
(513) 746-2594
InvestorRelations@phillipsedison.com

Source: Phillips Edison & Company, Inc.
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